UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): August 2, 2023

ADT Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)
(561) 988-3600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Receivables Financing Agreement
On August 2, 2023, Compass Solar Group, LLC (“Compass”) and ADT Solar Finance LLC (“ADT Solar Finance”), each an indirect wholly-owned subsidiary of ADT Inc. (“ADT”), entered into a Receivables Financing Agreement with Mizuho Bank, Ltd. (the “Receivables Financing Agreement”) to finance receivables generated by the installation of residential solar systems. The Receivables Financing Agreement, among other things, provides for an uncommitted revolving loan facility in the aggregate principal amount of up to $300,000,000, which loans are secured by substantially all the assets of ADT Solar Finance. The Receivables Financing Agreement has an initial revolving period of one year (which may be extended by agreement of the parties) followed by an amortization period of 300 months to maturity where all collections on the receivables during such period will be applied to prepay the loan until reduced to zero, which will occur only if the Receivables Financing Agreement is not mutually extended on a revolving basis. The interest rate under the Receivables Financing Agreement is the sum of (x) term SOFR (plus a credit adjustment spread of 0.1%) plus (y) 1.0% (increased to 3.5% after the termination date) or, with respect to loans funded by a Conduit Lender (as defined in the Receivables Financing Agreement), the sum of (x) the applicable rate set forth in the Receivables Financing Agreement plus (y) 1.0% (increased to 3.5% after the termination date).
In connection with such Receivables Financing Agreement, certain other agreements relating to the transaction were entered into, including ADT Solar Finance’s limited liability company agreement, a Receivables Sale Agreement between Compass and ADT Solar Finance, pursuant to which Compass sells such receivables from time to time to ADT Solar Finance, a Performance Support Agreement entered into by ADT, pursuant to which ADT guaranteed certain obligations under the Receivables Financing Agreement and related transaction documents and certain account control agreements and security agreements, were also entered into.
The foregoing description of the Receivables Financing Agreement does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Receivables Financing Agreement, which will be filed as an exhibit to ADT’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2023.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 3, 2023	ADT Inc.

		By:	/s/ Richard Mattessich
Richard Mattessich
Vice President and Deputy General Counsel, Corporate & Securities